Exhibit 23(ii)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
General Electric Capital Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-59977, 33-43420, 333-22265, 333-118974, 333-132807 and 333-135813) on Form S-3 of General Electric Capital Corporation and in Registration Statement (No. 33-39596) on Form S-3 jointly filed by General Electric Capital Corporation and General Electric Company, of our report dated February 10, 2006 except as to the restatement discussed in note 1 to the consolidated financial statements which is as of January 19, 2007, relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 2005 and 2004, and the related statements of earnings, changes in shareowner’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, and related schedule and our report dated February 10, 2006, except as to the second, third and fourth paragraphs of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which are as of January 19, 2007, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of General Electric Capital Corporation.

Our report on Internal Control over Financial Reporting expresses our opinion that General Electric Capital Corporation did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2005: a failure to ensure adequately designed procedures to designate, with the specificity required by Statement of Financial Accounting Standards No. 133, each hedged commercial paper transaction.

Our report on the consolidated financial statements refers to changes in the method of accounting in 2004 and 2003 for variable interest entities.

/s/ KPMG LLP
Stamford, Connecticut
January 19, 2007